EXHIBIT 10.2
[*] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.
BILL OF SALE
    THIS BILL OF SALE (the “Bill of Sale”) dated as of November 18, 2022 (the “Closing Date”), by and between ANGEL OAK MORTGAGE FUND TRS (the “Seller”), ANGEL OAK MORTGAGE INC. (the “Seller Responsible Party”) and PURPLE ORCHID TRUST (the “Purchaser” and together with the Seller, the “Parties”), provides for the sale by the Seller and the purchase by the Purchaser of the mortgage loans set forth on the Mortgage Loan Schedule attached as Schedule I hereto (the “Mortgage Loans”), pursuant to the terms of the Mortgage Loan Purchase and Sale Agreement dated as of November 18, 2022, by and between the Purchaser, the Seller and the Seller Responsible Party (the “Agreement”). Capitalized terms that are used herein but are not defined herein shall have the respective meanings set forth in the Agreement.
    For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, all of its rights, title and interest in and to the Mortgage and the Servicing Rights related thereto, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein.
Attached to this Bill of Sale as Schedule II are true, correct and copy of the Underwriting Guidelines, including any amendments thereto, applicable to each of the subject Mortgage Loans as identified on the Mortgage Loan Schedule.
The Parties hereto further agree and acknowledge:
1.With respect to each Mortgage Loans conveyed as of the date hereof, the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with,
2.With respect to each Mortgage Loan conveyed as of the date hereof other than a Cooperative Loan, the underlying Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note, subject only to Permitted Liens.
3.With respect to that certain letter executed and delivered between the Seller Responsible Party and [ * ], dated as of October 11, 2022 (the “LOI”), the Purchaser, the Seller and the Seller Responsible Party (the “Parties”) acknowledge and agree that Paragraph 10 is updated such that the exclusivity period with respect to the Portfolio is extended through December 31, 2022 (“Outside Date”).  The Parties shall enter into a similar Bill of Sale for a portion of the Portfolio (as defined in the LOI), as mutually agreed to by both Parties, which shall have a Closing Date of on or about November 30, 2022 (“Second Bill of Sale”).  The Parties shall use best efforts to enter into a third Bill of Sale with a Closing Date prior to the Outside Date (“Third Bill of Sale”) for the difference between (i) the unpaid principal balance of the Portfolio (as defined in the LOI), and (ii) the sum of (A) the unpaid principal balance of the Mortgage Loans subject to this Bill of Sale and (B) the unpaid principal balance  of the Mortgage Loans set forth in  the Second Bill of Sale.

The assets being sold under the Third Bill of Sale shall have substantially similar characteristics to the original Portfolio and shall be similarly priced, both as mutually agreed upon by the Parties, with such agreement not to be unreasonably withheld, conditioned or delayed.

    For purposes of the Mortgage Loans sold pursuant to this Bill of Sale, the terms below shall be as follows:

Stated Principal Balance: (Loan-level UPB per Schedule I, first Monthly Payment due to Purchaser as of 10/31/22)	[ * ]
Closing Date:	November 18, 2022
Cut-off Date:	October 31, 2022
Purchase Price Percentage:	[ * ]
Accrued Interest:	[ * ]
Purchase Price:	[ * ]
Servicing Transfer Date:	November 21, 2022

    IN WITNESS WHEREOF, the Parties have caused their names to be signed hereto by their respective officers thereunto duly authorized on the date first written above.

ANGEL OAK MORTGAGE FUND TRS, as Seller

By: Angel Oak Capital Advisors, LLC, not in its individual capacity but solely as Administrator

By:    /s/Dory S. Black
Name: Dory S. Black
Title: General Counsel

PURPLE ORCHID TRUST, as Purchaser

By National Founders LP, not in its individual capacity but solely as Trust Administrator on behalf of Purple Orchid Trust

By:    /s/ Brett M. Samsky
Name: Brett M. Samsky
Title: CEO

ANGEL OAK MORTGAGE INC., as Seller Responsible Party

By:    /s/ Brandon Filson
Name: Brandon Filson
Title: Chief Financial Officer

Schedule I
Mortgage Loan Schedule

Schedule II
Underwriting Guidelines